Exhibit 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports

2008 First Quarter Operating Results

•	First quarter 2008 net revenues of $205.8 million compared to $92.9 million in 2007

•	Segment operating income of $62.1 million in the first quarter of 2008 compared to $35.4 million in 2007

Las Vegas, Nevada – May 8, 2008– Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the first quarter of 2008.

	Three Months Ended March 31,
	2008	2007
	(amounts in thousands)
As Reported
Net revenue	$205,814	$92,920
Operating income	17,620	25,574
Operating income, excluding non-cash charge related to contractual obligations	39,865	25,574
Segment operating income	62,090	35,417

Pro Forma
Net revenue	$202,759	$213,110
Segment operating income	59,093	69,254
Segment operating income, excluding non-cash charge related to contractual obligations	81,338	69,254

Net revenues for the first quarter of 2008 were $205.8 million as compared to $92.9 million for the first quarter of 2007. The increase in revenues was a result of the acquisition of ABC Radio on June 12, 2007. On a pro forma basis, net revenues in the first quarter of 2008 were $202.8 million as compared to $213.1 million for the quarter ended March 31, 2007. This decrease in pro forma revenues of $10.3 million, or 4.8%, is primarily the result of a $11.7 million decline in revenue from our Radio Markets, partially offset by an increase in revenue at the Radio Network.

Operating income for the first quarter of 2008 was $17.6 million, which reflects a non-cash charge of approximately $22.2 million related to the termination of a pre-existing national representation contract, as compared to $25.6 million in the corresponding 2007 period, a decrease of $8.0 million. The Company has consolidated all of its national business under its existing national representation firm. Under the terms of its agreement, the national representation firm will assume all of the costs arising from the termination and the Company will not incur any costs. The change in operating income was also impacted by the inclusion of the results of ABC Radio. Excluding the non-cash charge, the Company’s operating income for the first quarter of 2008 would have been approximately $39.9 million.

Segment operating income (a non-GAAP financial measure generally defined as operating income adjusted to exclude depreciation and amortization, stock-based compensation, corporate general and administrative expenses, non-cash charge related to contract obligations, local marketing agreement fees and other, net) was $62.1 million for the first quarter of 2008, compared to $35.4 million for the first quarter of 2007, an increase of $26.7 million. This increase reflects the acquisition of ABC Radio. On a pro forma basis, segment operating income was $59.1 million in the first quarter of 2008 compared to $69.3 million for the quarter ended March 31, 2007. This decrease of $10.2 million, or 14.7%, is the result of a $12.5 million decline in segment operating income from our Radio Markets partially offset by an increase at the Radio Network. Pro forma revenue and segment operating income amounts have been adjusted for the results of ABC Radio, as if it had been acquired at the beginning of 2007, any significant station dispositions during 2007 and purchase accounting adjustments related to the acquisition of ABC Radio.

Net interest expense increased to $35.4 million for the quarter ended March 31, 2008 from $7.8 million for the quarter ended March 31, 2007, an increase of $27.6 million. The increase in net interest expense was primarily the result of the interest incurred on the increased borrowings to finance the merger with ABC Radio as well as the payment of approximately $276.5 million for the Special Distribution to pre-merger shareholders.

In the first quarter of 2008, the Company prepaid approximately $113.3 million of its senior debt resulting in a gain on extinguishment of debt, net of costs, of approximately $19.9 million. In addition, subsequent to March 31, 2008, the Company repurchased an additional $36.0 million of its senior debt for approximately $30.2 million resulting in additional gain of approximately $5.8 million before any costs. The Company also expects to complete its pro rata cash tender and exchange offer for its convertible subordinated notes by the end of the second quarter of 2008 and will repurchase $55.0 million of the notes for approximately $49.5 million.

Income tax expense for the quarter ended March 31, 2008 was $8.7 million (substantially all non-cash), compared to $11.3 million (substantially all non-cash) for the quarter ended March 31, 2007. The income tax expense for the quarters ended March 31, 2008 and 2007 includes an $8.3 million and $2.9 million, respectively, non-cash write-down of the Company’s deferred tax asset in connection with stock-based compensation.

Net loss for the quarter ended March 31, 2008 was $8.3 million, or $(0.03) per basic share, as compared to net income of $6.8 million, or $0.06 per basic share, for the same period in 2007. Included in net loss for the quarter ended March 31, 2008 was a $13.6 million non-cash charge related to contract obligations, net of tax, or $(0.05) per basic share, a $12.1 million gain on the extinguishment of debt less write-off of deferred financing costs, net of tax, or $0.05 per basic share, and $11.7 million of stock-based compensation expense, net of tax, or $(0.04) per basic share. Included in net income for the quarter ended March 31, 2007 was approximately $7.1 million of stock-based compensation expense, net of tax, or $(0.06) per basic share, and approximately $2.4 million related to gain on sale of certain assets, net of tax, or $0.02 per basic share.

Free cash flow (as detailed in the attached table, a non-GAAP financial measure, generally defined as net (loss) income (i) plus depreciation and amortization, stock-based compensation expense, non-cash charge related to contract obligations, other, net, non-cash debt-related expenses, write-off of deferred financing costs and income tax expense (ii) less capital expenditures, gain on extinguishment of debt and cash taxes) was $15.6 million for the three months ended March 31, 2008, compared to $19.5 million for the three months ended March 31, 2007, a decrease of $3.9 million. The decrease in free cash flow is a result of the increase in interest costs and corporate general and administrative expenses partially offset by the operations of the acquired ABC Radio business. For the three months ended March 31, 2008, the basic weighted average common shares outstanding was approximately 262.6 million as compared to 110.5 million for the three months ended March 31, 2007.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “2008 is a transition year for ABC Radio. The Company is making significant changes at its major market radio stations in order to position the group for growth in the second half of 2008 and 2009. The Company completed a major restructuring of these stations late in the first quarter, including format changes in three markets, and expects a reduction in expenses in the second quarter and throughout the remainder of 2008 and 2009. The ABC Network had a positive quarter with both an increase in revenue and reduction in expenses when compared to the prior year quarter. The Company will continue to utilize its considerable free cash flow to pay down debt during 2008.”

Segment Results

The table below presents the following information for the Company for the three months ended March 31, 2008 and 2007:

•	revenues as reported and on a pro forma basis

•

segment operating income as reported and on a pro forma basis, which excludes corporate general and administrative costs, stock-based compensation, local marketing agreement fees, non-cash charge related to contract obligations, other, net and depreciation and amortization expense

•

Pro forma amounts have been adjusted for the results of ABC Radio as if it had been acquired at the beginning of 2007, any significant station dispositions during 2007 and any purchase accounting adjustments

	As Reported
	Three Months Ended March 31,
	2008	2007
	(amounts in thousands)
Net revenues:
Radio Markets	$161,164	$92,920
Radio Network	46,425	—
Eliminations	(1,775)	—

Net revenues	$205,814	$92,920

Segment operating income:
Radio Markets	$55,270	$35,417
Radio Network	6,820	—

Segment operating income	$62,090	$35,417

	Pro Forma
	Three Months Ended March 31,
	2008	2007
	(amounts in thousands)
Net revenues:
Radio Markets	$161,187	$172,898
Radio Network	43,347	41,985
Eliminations	(1,775)	(1,773)

Net revenues	$202,759	$213,110

Segment operating income:
Radio Markets	$55,351	$67,820
Radio Network	3,742	1,434

Segment operating income	$59,093	$69,254

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 165 FM stations and 58 AM stations in the nation’s leading markets, in addition to the ABC Radio Network business, which is one of the three largest radio networks in the United States. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “plans,” “potential,” “will,” and similar expressions, whether in the negative or the affirmative. All statements other than the statements of historical fact are “forward-looking statements” for the purposes of federal and state securities laws, including, without limitation, any projections on pro forma statements of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the expected effect of the business combination with ABC Radio; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any assumptions underlying any of the foregoing. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control, which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in market conditions that could impair the Company’s goodwill or intangible assets; changes in industry conditions; changes in governmental regulations; changes in policies or actions or in regulatory bodies; changes in uncertain tax positions, tax rates and limitations on the utilization of net operating losses; changes in dividend policy; changes in capital expenditure requirements; or the risk that the business combination with ABC Radio may be less favorable for the Company than originally expected.

All forward-looking statements in this news release are qualified by these cautionary statements. The Company undertakes no obligation, other than as required by law, to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Net revenues	$205,814	$92,920

Operating Expenses:
Cost of revenues	86,904	27,422
Selling, general and administrative	58,195	30,471
Corporate general and administrative	10,748	10,218
Local marketing agreement fees	330	326
Depreciation and amortization	9,787	2,804
Non-cash charge related to contractual obligations	22,245	—
Other, net	(15)	(3,895)

Operating expenses	188,194	67,346

Operating income	17,620	25,574

Interest-related expenses:
Interest expense, net	35,395	7,806
Non-cash debt-related expense (income)	1,715	(332)
Gain on extinguishment of debt	(21,400)	—
Write-off of deferred financing costs upon extinguishment of debt	1,514	—

Interest-related expenses, net	17,224	7,474

Income before income taxes	396	18,100

Income tax expense	8,669	11,338

Net (loss) income	$(8,273)	$6,762

Net (loss) income per share - basic	$(0.03)	$0.06

Net (loss) income per share - diluted	$(0.03)	$0.06

Weighted average common shares outstanding:
Basic	262,615	110,489

Diluted	262,615	124,359

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s segment operating income and Segment OIBDA for the three months ended March 31, 2008. The Company defines “segment operating income” as operating income adjusted to exclude the following line items included in its statement of operations: depreciation and amortization, stock-based compensation, corporate general and administrative expenses, non-cash charge related to contract obligations, local marketing agreement fees, other, net. The Company defines “Segment OIBDA” as operating income adjusted to exclude depreciation and amortization, corporate general and administrative, and other, net.

Segment operating income and Segment OIBDA, among other things, are used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and these measures are among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income and Segment OIBDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), they should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income and Segment OIBDA, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income and Segment OIBDA do not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, segment operating income and Segment OIBDA are not necessarily measures of the Company’s liquidity or its ability to fund its cash needs. Segment operating income and Segment OIBDA do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As segment operating income and Segment OIBDA exclude certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the Securities and Exchange Commission (“SEC”), the Company provides below a reconciliation of segment operating income and Segment OIBDA to operating income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended March 31, 2008
	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$55,270	$6,820	$—	$62,090
Less:
Segment stock-based compensation	920	455	—	1,375
Local marketing agreement fees	330	—	—	330
Non-cash charge related to contractual obligations	22,245	—	—	22,245

Segment OIBDA	$31,775	$6,365	$—	$38,140
Less:
Corporate general and administrative, including related portion of stock-based compensation	—	—	10,748	10,748
Depreciation and amortization	9,232	555	—	9,787
Other, net	—	—	(15)	(15)

Operating income (loss)	$22,543	$5,810	$(10,733)	$17,620

	Three Months Ended March 31, 2007
	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$35,417	$—	$—	$35,417
Less:
Segment stock-based compensation	390	—	—	390
Local marketing agreement fees	326	—	—	326

Segment OIBDA	$34,701	$—	$—	$34,701
Less:
Corporate general and administrative, including related portion of stock-based compensation	—	—	10,218	10,218
Depreciation and amortization	2,804	—	—	2,804
Other, net	—	—	(3,895)	(3,895)

Operating income (loss)	$31,897	$—	$(6,323)	$25,574

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

Free cash flow is defined as net income (loss) (i) plus depreciation, amortization, stock-based compensation expense, non-cash charge related to contract obligations, other, net, non-cash debt-related expenses, write-off of deferred financing costs and income tax expense (ii) less capital expenditures, gain on extinguishment of debt and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with net income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to net income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended March 31,
	2008	2007
Net (loss) income	$(8,273)	$6,762
Adjustments
Depreciation and amortization	9,787	2,804
Stock-based compensation	4,106	5,333
Non-cash charge related to contractual obligations	22,245	—
Other, net	(15)	(3,895)
Non-cash debt-related expense (income)	1,715	(332)
Write-off of deferred financing costs	1,514	—
Gain on early extinguishment of debt	(21,400)	—
Income tax expense	8,669	11,338
Taxes paid	(537)	(437)
Capital expenditures	(2,251)	(2,051)

Free cash flow	$15,560	$19,522

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following table presents stock-based compensation as reported. The Company believes this summary assists investors in understanding the operating performance of the Company and the effects of stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

	Three Months Ended March 31,
	2008	2007
Net revenues	$—	$—

Operating Expenses:
Cost of revenues	475	77
Selling, general and administrative	900	313
Corporate general and administrative	2,731	4,943
Local marketing agreement fees	—	—
Depreciation and amortization	—	—
Other, net	—	—

Operating expenses	4,106	5,333

Operating loss	(4,106)	(5,333)

Interest-related expenses:
Interest expense, net	—	—
Non-cash debt-related expenses	—	—

Interest-related expenses, net	—	—

Loss before income taxes	(4,106)	(5,333)

Income tax expense (1)	7,603	1,753

Net loss	$(11,709)	$(7,086)

Net loss per share - basic	$(0.04)	$(0.06)

Weighted average common shares outstanding:
Basic	262,615	110,489

(1)	For the three months ended March 31, 2008 and 2007, the amounts include a non-cash write-down of approximately $8.3 million and $2.9 million, respectively, of the Company’s deferred tax assets for the excess of stock-based compensation expense recorded over the amount of such compensation deductible for income tax purposes.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following tables reconcile financial measures before the impact of stock-based compensation expense, non-cash charge related to contract obligations, gain on sale of certain assets, and gain on extinguishment of debt to reported financial measures. The Company believes that adjusting its financial results for these items assists investors in understanding the operating performance of the Company.

	Three Months Ended March 31,
	2008	2007
Reconciliation of adjusted operating income to operating income:
Adjusted operating income before the specifically identified items listed below	$43,971	$26,967
Adjustments to reconcile to operating income:
Stock-based compensation expense	(4,106)	(5,333)
Gain on sale of certain assets	—	3,940
Non-cash charge related to contractual obligations	(22,245)	—

Operating income	$17,620	$25,574

Reconciliation of adjusted net income to net (loss) income:
Adjusted net income before the specifically identified items listed below	$4,934	$11,456
Adjustments to reconcile to net (loss) income:
Stock-based compensation expense, net of tax	(11,709)	(7,086)
Gain on sale of certain assets, net of tax	—	2,392
Non-cash charge related to contractual obligations, net of tax	(13,605)	—
Gain on extinguishment of debt less write-off of deferred financing costs, net of tax	12,107	—

Net (loss) income	$(8,273)	$6,762

Reconciliation of adjusted net income per share to net (loss) income per share:
Adjusted net income per basic share before the specifically identified items listed below	$0.01	$0.10
Adjustments to reconcile to net (loss) income per basic share:
Stock-based compensation expense, net of tax	(0.04)	(0.06)
Gain on sale of certain assets, net of tax	—	0.02
Non-cash charge related to contractual obligations, net of tax	(0.05)	—
Gain on extinguishment of debt less write-off of deferred financing costs, net of tax	0.05	—

Net (loss) income per basic share	$(0.03)	$0.06

Weighted average common shares outstanding:
Basic	262,615	110,489

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670